Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Julie Eastland, President and Chief Executive Officer of Harpoon Therapeutics, Inc. (the “Company”), and Georgia Erbez, Chief Financial Officer of the Company, each hereby certifies that, to the best of her knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 10th day of March, 2022.

Date: March 10, 2022	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer

Date: March 10, 2022	By:	/s/ Georgia Erbez
Georgia Erbez
Chief Financial Officer